Exhibit 99.1

For Immediate Release:

TIME WARNER INC. REPORTS THIRD-QUARTER 2011 RESULTS

Third-Quarter Highlights

•	Revenues rise 11% to $7.1 billion, highest growth rate since third quarter of 2007

•	Adjusted Operating Income increases 18%, driven by a record quarter at Warner Bros.

•	Adjusted EPS grows 27% to $0.79

•	Company repurchases 110 million shares for $3.7 billion year-to-date through October 28, 2011

NEW YORK, November 2, 2011 – Time Warner Inc. (NYSE:TWX) today reported financial results for its third quarter ended September 30, 2011.

Chairman and Chief Executive Officer Jeff Bewkes said: “This was another terrific quarter for us, financially and strategically, putting us on pace to exceed our prior financial goals for the year. Our results demonstrate the success of Time Warner’s focus on investing in great content that audiences love and leading the evolution of how it’s delivered. Warner Bros. had a record-setting quarter, led by Harry Potter and the Deathly Hallows: Part 2, which grossed $1.3 billion at the box office globally, ranking as the 3rd highest grossing film ever and capping an unprecedented franchise run. Warner Bros. also has had an excellent start in the new TV season with returning series such as The Big Bang Theory, Mike & Molly and Two and a Half Men, and new shows including 2 Broke Girls, Suburgatory and Person of Interest. We’re also pleased with the early success of The Big Bang Theory on TBS, illustrating how our content can create value across the company.”

Mr. Bewkes continued: “At the studio, networks and publishing, this dedication to quality content is generating results and accolades, including HBO winning more Primetime Emmy Awards than any other network for the tenth straight year. And, with our partner CBS, we recently concluded new licensing deals for The CW network with Netflix and Hulu that exemplify our value-enhancing approach to new digital platforms and reinforce the increasing demand for our high quality content. Underscoring our confidence in the value of our stock and our strategic position, during the last few months we accelerated the pace of our stock repurchases, and we have repurchased $3.7 billion of our stock so far this year.”

Company Results

In the quarter, Revenues grew 11% from the same period in 2010 to $7.1 billion, reflecting higher revenues at the Filmed Entertainment and Networks segments. Adjusted Operating Income and Operating Income each grew 18% to $1.6 billion, due to increases at the Filmed Entertainment segment. Adjusted Operating Income and Operating Income margins were both 23% versus 21% in the 2010 quarter.

In the third quarter, the Company posted Adjusted Diluted Net Income per Common Share (“Adjusted EPS”) of $0.79 versus $0.62 for the year-ago quarter. Diluted Income per Common Share was $0.78 for the three months ended September 30, 2011, compared to $0.46 in the prior-year quarter.

For the first nine months of 2011, Cash Provided by Operations from Continuing Operations reached $2.1 billion, and Free Cash Flow totaled $1.7 billion. As of September 30, 2011, Net Debt was $15.3 billion, up from $12.9 billion at the end of 2010, due to share repurchases and dividends, as well as investment and acquisition spending, offset by the generation of Free Cash Flow.

Refer to “Use of Non-GAAP Financial Measures” in this release for a discussion of the non-GAAP financial measures used in this release and the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Stock Repurchase Program Update

In January, the Company’s Board of Directors increased the amount remaining on the Company’s common stock repurchase program to $5.0 billion for purchases beginning January 1, 2011.

From January 1 through October 28, 2011, the Company repurchased 110 million shares of its common stock for $3.7 billion. These amounts reflect the purchase of 45 million shares of common stock for $1.4 billion since the amounts reported in the Company’s second quarter earnings release issued on August 3, 2011.

Segment Performance

Presentation of Financial Information

The schedule below reflects Time Warner’s financial performance for the three and nine months ended September 30, by line of business (millions).

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
Revenues:
Networks	$3,208	$3,004	$10,155	$9,132
Filmed Entertainment	3,297	2,776	8,748	7,986
Publishing	889	901	2,633	2,619
Intersegment eliminations	(326)	(304)	(755)	(661)

Total Revenues	$7,068	$6,377	$20,781	$19,076

Adjusted Operating Income (Loss) (a):
Networks	$1,093	$1,138	$3,287	$3,261
Filmed Entertainment	528	209	846	689
Publishing	124	141	356	344
Corporate	(78)	(84)	(253)	(263)
Intersegment eliminations	(62)	(46)	(77)	(56)

Total Adjusted Operating Income	$1,605	$1,358	$4,159	$3,975

Operating Income (Loss) (a):
Networks	$1,092	$1,138	$3,278	$3,320
Filmed Entertainment	524	200	836	680
Publishing	124	141	356	344
Corporate	(82)	(86)	(261)	(284)
Intersegment eliminations	(62)	(46)	(77)	(56)

Total Operating Income	$1,596	$1,347	$4,132	$4,004

Depreciation and Amortization:
Networks	$90	$93	$275	$283
Filmed Entertainment	95	84	285	265
Publishing	36	36	108	114
Corporate	7	9	21	28

Total Depreciation and Amortization	$228	$222	$689	$690

(a)	Adjusted Operating Income (Loss) and Operating Income (Loss) for the three and nine months ended September 30, 2011 and 2010 included restructuring and severance costs of (millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Networks	$(16)	$(5)	$(34)	$(5)
Filmed Entertainment	(11)	(10)	(33)	(17)
Publishing	(3)	(14)	(15)	(22)
Corporate	–	–	(2)	–

Total Restructuring and Severance Costs	$(30)	$(29)	$(84)	$(44)

Presented below is a discussion of the performance of Time Warner’s segments for the third quarter of 2011. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.

NETWORKS (Turner Broadcasting and HBO)

Revenues rose 7% ($204 million) to $3.2 billion, benefitting from growth of 6% ($112 million) in Subscription revenues and 9% ($74 million) in Advertising revenues. The increase in Subscription revenues resulted mainly from higher domestic rates, international subscriber growth and the favorable effect of foreign exchange rates. Advertising revenues benefitted from growth at Turner’s international networks and strong pricing at domestic networks.

Adjusted Operating Income decreased 4% ($45 million) to $1.1 billion, as higher revenues were more than offset by increased expenses, including higher programming and marketing costs. Programming costs grew 11%, due primarily to higher expenses for originals and sports programming and international growth. Higher sports programming costs were due largely to the timing of sports events. Adjusted Operating Income in the prior year quarter benefited from a $58 million reserve reversal in connection with the resolution of litigation relating to the 2004 sale of the Atlanta Hawks and Thrashers sports franchises. Adjusted Operating Income would have increased 1% without the reserve reversal. Operating Income decreased 4% ($46 million) to $1.1 billion.

TNT’s Falling Skies ranked as advertising-supported cable’s highest-rated new series during the third quarter with 6.7 million total viewers. CNN viewership was up nearly 50% over the prior year quarter among adults 25-54 in prime time. For key adult and male viewers in total-day delivery, Adult Swim finished the quarter #1 among advertising-supported cable networks.

At the 63rd Primetime Emmy Awards, HBO received 19 awards, the most of any network for the tenth consecutive year, with Boardwalk Empire leading all nominees with eight awards and Mildred Pierce receiving five. HBO will continue the rollout of its HBO GO on demand broadband service in the fourth quarter of 2011 with the addition of Microsoft’s Xbox 360 and Roku’s streaming player.

FILMED ENTERTAINMENT (Warner Bros.)

Revenues increased 19% ($521 million) to $3.3 billion, led by the strong theatrical performance of Harry Potter and the Deathly Hallows: Part 2 and higher television license fees from the off-network availability of The Big Bang Theory. This growth was partly offset by lower home video revenues, due to difficult comparisons to the prior year quarter’s release of Clash of the Titans, and fewer television availabilities for theatrical product.

Adjusted Operating Income rose 153% ($319 million) to $528 million, due mainly to higher revenues, lower film valuation adjustments and lower pre-release advertising expenses, offset partially by higher overhead costs related in part to acquisitions. Operating Income increased 162% ($324 million) to $524 million.

For the first nine months of 2011, Warner Bros. achieved the top spot in domestic box office share with $1.5 billion, led by the release of Harry Potter and the Deathly Hallows: Part 2 and The Hangover Part II. Last month, Warner Home Video released the first two movies with UltraViolet-enabled digital copies, Horrible Bosses and Green Lantern. Consumers can currently access these movies on multiple platforms through Flixster, and will be able to access these and other films in the future through a growing number of UltraViolet services. On October 13, 2011, Warner Bros. and CBS Corporation announced a licensing agreement with Netflix, Inc. that will allow Netflix’s U.S. members to stream previous seasons of scripted series that are currently on The CW network (“The CW”) or that premiere on the network through the 2014-15 season. In addition, on October 28, 2011, The CW announced a five-year licensing agreement with Hulu for the rights to stream in-season episodes of The CW’s programming on the Hulu Plus subscription service and the free, advertising-supported Hulu service.

PUBLISHING (Time Inc.)

Revenues declined 1% ($12 million) to $889 million, reflecting decreases of 1% ($2 million) in Subscription revenues and 3% ($16 million) in Advertising revenues, partially offset by an increase of 5% ($5 million) in Other revenues. Subscription revenues were essentially flat due primarily to lower domestic newsstand revenues offset by increases in domestic subscription revenues. Advertising revenues decreased due to lower domestic magazine advertising revenues and a decline in digital advertising revenues attributable to the transfer of management of SI.com and Golf.com to Turner in the fourth quarter of 2010.

Operating Income decreased 12% ($17 million) to $124 million, due primarily to lower revenues and higher expenses, including increased paper costs.

During the first nine months of 2011, Time Inc. maintained its leading share of overall domestic magazine advertising and is at 21.1% (Publishers Information Bureau data).

CONSOLIDATED NET INCOME AND PER SHARE RESULTS

Adjusted EPS was $0.79 for the three months ended September 30, 2011, compared to $0.62 in last year’s third quarter. The increase in Adjusted EPS primarily reflected higher Adjusted Operating Income and fewer shares outstanding.

For the three months ended September 30, 2011, the Company reported Net Income attributable to Time Warner Inc. shareholders of $822 million, or $0.78 per diluted common share. This compares to Net Income attributable to Time Warner Inc. shareholders in 2010’s third quarter of $522 million, or $0.46 per diluted common share.

For the third quarter of 2011 and 2010, the Company reported Net Income of $822 million and $520 million, respectively.

USE OF NON-GAAP FINANCIAL MEASURES

The Company utilizes Adjusted Operating Income (Loss) and Adjusted Operating Income margin, among other measures, to evaluate the performance of its businesses. Adjusted Operating Income (Loss) is Operating Income (Loss) excluding the impact of noncash impairments of goodwill, intangible and fixed assets; gains and losses on operating assets; external costs related to mergers, acquisitions, or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations. Adjusted Operating Income margin is defined as Adjusted Operating Income divided by Revenues. These measures are considered important indicators of the operational strength of the Company’s businesses.

Adjusted Net Income attributable to Time Warner Inc. common shareholders is Net Income attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on operating assets, liabilities and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; and amounts attributable to businesses classified as discontinued operations, as well as the impact of taxes and noncontrolling interests on the above items. Similarly, Adjusted EPS is Diluted Net Income per Common Share attributable to Time Warner Inc. common shareholders excluding the above items.

Adjusted Net Income attributable to Time Warner Inc. common shareholders and Adjusted EPS are considered important indicators of the operational strength of the Company’s businesses as these measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. The Company utilizes Adjusted EPS, among other measures, to evaluate the performance of its businesses both on an absolute basis and relative to its peers and the broader market. Many investors also use an adjusted EPS measure as a common basis for comparing the performance of different companies. Some limitations of Adjusted Operating Income (Loss), Adjusted Operating Income margin, Adjusted Net Income attributable to Time Warner Inc. common shareholders and Adjusted EPS are that they do not reflect certain charges that affect the operating results of the Company’s businesses and they involve judgment as to whether items affect fundamental operating performance.

Free Cash Flow is Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions, to the extent such costs are expensed, and excess tax benefits from the exercise of stock options, less capital expenditures, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with securities litigation and government investigations, which reduce liquidity.

A general limitation of these measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Adjusted Operating Income (Loss), Adjusted Net Income attributable to Time Warner Inc. common shareholders, Adjusted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income (Loss), Net Income attributable to Time Warner Inc. common shareholders, Diluted Net Income (Loss) per Common Share and various cash flow measures (e.g., Cash Provided by Operations from Continuing Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

ABOUT TIME WARNER INC.

Time Warner Inc., a global leader in media and entertainment with businesses in television networks, filmed entertainment and publishing, uses its industry-leading operating scale and brands to create, package and deliver high-quality content worldwide through multiple distribution outlets.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of Time Warner’s businesses. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

INFORMATION ON BUSINESS OUTLOOK RELEASE & CONFERENCE CALL

Time Warner Inc. issued a separate release today regarding its 2011 full-year business outlook.

The Company’s conference call can be heard live at 10:30 am ET on Wednesday, November 2, 2011. To listen to the call, visit www.timewarner.com/investors.

CONTACTS:
Corporate Communications	Investor Relations
Keith Cocozza (212) 484-7482	Doug Shapiro (212) 484-8926
Michael Kopelman (212) 484-8920

# # #

TIME WARNER INC.

CONSOLIDATED BALANCE SHEET

(Unaudited; millions, except share amounts)

	September 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and equivalents	$3,245	$3,663
Receivables, less allowances of $1,712 and $2,161	5,742	6,413
Inventories	1,999	1,920
Deferred income taxes	475	581
Prepaid expenses and other current assets	621	561

Total current assets	12,082	13,138

Noncurrent inventories and film costs	6,804	5,985
Investments, including available-for-sale securities	1,925	1,796
Property, plant and equipment, net	3,921	3,874
Intangible assets subject to amortization, net	2,313	2,492
Intangible assets not subject to amortization	7,833	7,827
Goodwill	30,095	29,994
Other assets	1,917	1,418

Total assets	$66,890	$66,524

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$7,242	$7,733
Deferred revenue	979	884
Debt due within one year	22	26

Total current liabilities	8,243	8,643

Long-term debt	18,511	16,523
Deferred income taxes	2,444	1,950
Deferred revenue	286	296
Other noncurrent liabilities	6,243	6,167

Equity
Common stock, $0.01 par value, 1.650 billion and 1.641 billion shares issued and 1.016 billion and 1.099 billion shares outstanding	17	16
Paid-in-capital	156,272	157,146
Treasury stock, at cost (634 million and 542 million shares)	(32,193)	(29,033)
Accumulated other comprehensive loss, net	(486)	(632)
Accumulated deficit	(92,444)	(94,557)

Total Time Warner Inc. shareholders’ equity	31,166	32,940
Noncontrolling interests	(3)	5

Total equity	31,163	32,945

Total liabilities and equity	$66,890	$66,524

TIME WARNER INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited; millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	9/30/11	9/30/10	9/30/11	9/30/10
Revenues	$7,068	$6,377	$20,781	$19,076
Costs of revenues	(3,808)	(3,529)	(11,579)	(10,481)
Selling, general and administrative	(1,563)	(1,409)	(4,775)	(4,409)
Amortization of intangible assets	(68)	(54)	(202)	(188)
Restructuring and severance costs	(30)	(29)	(84)	(44)
Asset impairments	(4)	(9)	(15)	(9)
Gain on operating assets	1	-	6	59

Operating income	1,596	1,347	4,132	4,004
Interest expense, net	(310)	(299)	(898)	(895)
Other loss, net	(33)	(307)	(49)	(377)

Income before income taxes	1,253	741	3,185	2,732
Income tax provision	(431)	(221)	(1,075)	(927)

Net income	822	520	2,110	1,805
Less Net loss attributable to noncontrolling interests	-	2	3	4

Net income attributable to Time Warner Inc. shareholders	$822	$522	$2,113	$1,809

Per share information attributable to Time Warner Inc. common shareholders:
Basic net income per common share	$0.79	$0.46	$1.97	$1.58

Average basic common shares outstanding	1,036.4	1,121.0	1,064.2	1,135.8

Diluted net income per common share	$0.78	$0.46	$1.95	$1.57

Average diluted common shares outstanding	1,053.3	1,138.0	1,082.4	1,152.4

Cash dividends declared per share of common stock	$0.2350	$0.2125	$0.7050	$0.6375

TIME WARNER INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Nine Months Ended September 30,

(Unaudited; millions)

	2011	2010
OPERATIONS
Net income	$2,110	$1,805
Adjustments for noncash and nonoperating items:
Depreciation and amortization	689	690
Amortization of film and television costs	5,600	4,670
Asset impairments	15	9
(Gain) loss on investments and other assets, net	4	(1)
Equity in losses of investee companies, net of cash distributions	76	62
Equity-based compensation	185	163
Deferred income taxes	106	(31)
Changes in operating assets and liabilities, net of acquisitions	(6,639)	(5,048)

Cash provided by operations from continuing operations	2,146	2,319

INVESTING ACTIVITIES
Investments in available-for-sale securities	(3)	(13)
Investments and acquisitions, net of cash acquired	(309)	(592)
Capital expenditures	(511)	(337)
Investment proceeds from available-for-sale securities	8	-
Other investment proceeds	31	116

Cash used by investing activities from continuing operations	(784)	(826)

FINANCING ACTIVITIES
Borrowings	2,029	5,220
Debt repayments	(60)	(4,856)
Proceeds from exercise of stock options	174	85
Excess tax benefit on stock options	19	5
Principal payments on capital leases	(9)	(11)
Repurchases of common stock	(3,083)	(1,516)
Dividends paid	(761)	(733)
Other financing activities	(88)	(388)

Cash used by financing activities from continuing operations	(1,779)	(2,194)

Cash used by continuing operations	(417)	(701)

Cash used by operations from discontinued operations	(1)	(23)

DECREASE IN CASH AND EQUIVALENTS	(418)	(724)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	3,663	4,733

CASH AND EQUIVALENTS AT END OF PERIOD	$3,245	$4,009

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; dollars in millions)

Reconciliations of

Adjusted Operating Income (Loss) to Operating Income (Loss) and

Adjusted Operating Income Margin to Operating Income Margin

Three Months Ended September 30, 2011

	Adjusted Operating Income (Loss)	Asset Impairments	Gain (Loss) on Operating Assets	Other(a)	Operating Income (Loss)
Networks	$1,093	$-	$-	$(1)	$1,092
Filmed Entertainment	528	(4)	1	(1)	524
Publishing	124	-	-	-	124
Corporate	(78)	-	-	(4)	(82)
Intersegment eliminations	(62)	-	-	-	(62)

Total	$1,605	$(4)	$1	$(6)	$1,596

Margin(b)	22.7%	-	-	(0.1%)	22.6%

Three Months Ended September 30, 2010

	Adjusted Operating Income (Loss)	Asset Impairments	Gain (Loss) on Operating Assets	Other(a)	Operating Income (Loss)(c)
Networks	$1,138	$-	$-	$-	$1,138
Filmed Entertainment	209	(9)	-	-	200
Publishing	141	-	-	-	141
Corporate	(84)	-	-	(2)	(86)
Intersegment eliminations	(46)	-	-	-	(46)

Total	$1,358	$(9)	$-	$(2)	$1,347

Margin(b)	21.3%	(0.2%)	-	-	21.1%

Please refer to pages 13 and 14 for additional information on items affecting comparability.

(a)

For 2011, Other includes amounts related to securities litigation and government investigations as well as external costs related to mergers, acquisitions or dispositions. For 2010, Other includes only amounts related to securities litigation and government investigations.

(b)	Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Revenues. Operating Income Margin is defined as Operating Income divided by Revenues.
(c)	Operating Income (Loss) for the three months ended September 30, 2010 includes $4 million of external costs related to mergers, acquisitions or dispositions.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; dollars in millions)

Reconciliations of

Adjusted Operating Income (Loss) to Operating Income (Loss) and

Adjusted Operating Income Margin to Operating Income Margin

Nine Months Ended September 30, 2011

	Adjusted Operating Income (Loss)	Asset Impairments	Gain (Loss) On Operating Assets	Other(a)	Operating Income (Loss)
Networks	$3,287	$-	$(2)	$(7)	$3,278
Filmed Entertainment	846	(15)	8	(3)	836
Publishing	356	-	-	-	356
Corporate	(253)	-	-	(8)	(261)
Intersegment eliminations	(77)	-	-	-	(77)

Total	$4,159	$(15)	$6	$(18)	$4,132

Margin(b)	20.0%	(0.1%)	0.1%	(0.1%)	19.9%

Nine Months Ended September 30, 2010

	Adjusted Operating Income (Loss)	Asset Impairments	Gain (Loss) On Operating Assets	Other(a)	Operating Income (Loss)(c)
Networks	$3,261	$-	$59	$-	$3,320
Filmed Entertainment	689	(9)	-	-	680
Publishing	344	-	-	-	344
Corporate	(263)	-	-	(21)	(284)
Intersegment eliminations	(56)	-	-	-	(56)

Total	$3,975	$(9)	$59	$(21)	$4,004

Margin(b)	20.8%	-	0.3%	(0.1%)	21.0%

Please refer to pages 13 and 14 for additional information on items affecting comparability.

(a)

For 2011, Other includes amounts related to securities litigation and government investigations as well as external costs related to mergers, acquisitions or dispositions. For 2010, Other includes only amounts related to securities litigation and government investigations.

(b)	Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Revenues. Operating Income Margin is defined as Operating Income divided by Revenues.
(c)	Operating Income (Loss) for the nine months ended September 30, 2010 includes $15 million of external costs related to mergers, acquisitions or dispositions.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; millions, except per share amounts)

Reconciliations of

Adjusted Net Income attributable to Time Warner Inc. common shareholders to

Net Income attributable to Time Warner Inc. common shareholders and

Adjusted EPS to Diluted Net Income per Common Share

	Three Months Ended		Nine Months Ended
	9/30/11	9/30/10	9/30/11	9/30/10

Asset impairments	$(4)	$(9)	$(15)	$(9)
Gain on operating assets	1	-	6	59
Other	(6)	(2)	(18)	(21)

Impact on Operating Income	(9)	(11)	(27)	29

Investment gains (losses), net	2	2	(1)	2
Amounts related to the separation of Time Warner Cable Inc.	(15)	2	(10)	(5)
Premiums paid and transaction costs incurred in connection with debt redemptions	-	(295)	-	(364)

Pretax impact(a)	(22)	(302)	(38)	(338)
Income tax impact of above items	8	116	22	144

Impact of items affecting comparability on net income attributable to Time Warner Inc. shareholders	$(14)	$(186)	$(16)	$(194)

Amounts attributable to Time Warner Inc. shareholders:
Net income	$822	$522	$2,113	$1,809
Less impact of items affecting comparability on net income	(14)	(186)	(16)	(194)

Adjusted net income	$836	$708	$2,129	$2,003

Per share information attributable to Time Warner Inc. common shareholders:
Diluted net income per common share	$0.78	$0.46	$1.95	$1.57
Less Impact of items affecting comparability on diluted net income per common share	(0.01)	(0.16)	(0.02)	(0.17)

Adjusted EPS	$0.79	$0.62	$1.97	$1.74

Average diluted common shares outstanding	1,053.3	1,138.0	1,082.4	1,152.4

(a) For the three and nine months ended September 30, 2010, pretax impact amount does not include $4 million and $15 million, respectively, of external costs related to mergers, acquisitions or dispositions.

Asset Impairments

During the three and nine months ended September 30, 2011, the Company recorded $1 million and $12 million, respectively, of noncash impairments of capitalized software costs at the Filmed Entertainment segment as well as $3 million of other miscellaneous noncash asset impairments at the Filmed Entertainment segment for both the three and nine months ended September 30, 2011.

During the three and nine months ended September 30, 2010, the Company recorded a $9 million noncash impairment of intangible assets related to the termination of a videogames licensing relationship at the Filmed Entertainment segment.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; millions, except per share amounts)

Gain on Operating Assets

For the three and nine months ended September 30, 2011, the Company recognized Gains on operating assets of $1 million and $6 million, respectively.

For the nine months ended September 30, 2010, the Company recognized a $59 million gain at the Networks segment upon the acquisition of the controlling interest in HBO Central Europe (“HBO CE”), reflecting the recognition of the excess of the fair value over the Company’s carrying costs of its original investment in HBO CE.

Other

Other reflects legal and other professional fees related to the defense of securities litigation matters for former employees totaling $2 million and $6 million for the three and nine months ended September 30, 2011, respectively, and $2 million and $21 million for the three and nine months ended September 30, 2010, respectively. Other also reflects external costs related to mergers, acquisitions or dispositions of $4 million and $12 million for the three and nine months ended September 30, 2011, respectively.

Investment Gains (Losses), Net

For the three and nine months ended September 30, 2011, the Company recognized $2 million of net miscellaneous investment gains and $1 million of net miscellaneous investment losses, respectively.

For both the three and nine months ended September 30, 2010, the Company recognized $2 million of net miscellaneous investment gains.

Amounts Related to the Separation of Time Warner Cable Inc.

For the three and nine months ended September 30, 2011, the Company recognized $10 million and $5 million, respectively, of other loss related to the expiration, exercise and net change in the estimated fair value of Time Warner equity awards held by Time Warner Cable Inc. (“TWC”) employees and $5 million of other loss for both the three and nine months ended September 30, 2011 related to changes in the value of a TWC tax indemnification receivable.

For the three and nine months ended September 30, 2010, the Company recognized $2 million of other income and $5 million of other loss, respectively, related to the expiration, exercise and net change in the estimated fair value of Time Warner equity awards held by TWC employees.

Premiums Paid and Transaction Costs Incurred in Connection with Debt Redemptions

For the three and nine months ended September 30, 2010, the Company recognized $295 million and $364 million, respectively, of premiums paid and transaction costs incurred in connection with debt redemptions, which were recorded in other income (loss), net in the accompanying consolidated statement of operations. During the three months ended September 30, 2010, the Company repurchased and redeemed all $1.0 billion aggregate principal amount of the 5.50% Notes due 2011 of Time Warner, $1.362 billion aggregate principal amount of the outstanding 6.875% Notes due 2012 of Time Warner and $568 million aggregate principal amount of the outstanding 9.125% Debentures due 2013 of Historic TW Inc. (as successor by merger to Time Warner Companies, Inc.). In addition, during the nine months ended September 30, 2010, the Company repurchased and redeemed all $1.0 billion aggregate principal amount of the 6.75% Notes due 2011 of Time Warner.

Income Tax Impact

The income tax impact reflects the estimated tax provision or tax benefit associated with each item affecting comparability. Such estimated tax provisions or tax benefits vary based on certain factors, including the taxability or deductibility of the items and foreign tax on certain transactions.

TIME WARNER INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited; millions)

Reconciliation of Cash provided by Operations from Continuing Operations to Free Cash Flow

	Three Months Ended		Nine Months Ended
	9/30/11	9/30/10	9/30/11	9/30/10
Cash provided by operations from continuing operations	$1,278	$931	$2,146	$2,319
Add payments related to securities litigation and government investigations	2	2	6	21
Add external costs related to mergers, acquisitions, investments or dispositions	4	-	12	-
Add excess tax benefits on stock options	2	1	19	5
Less capital expenditures	(174)	(131)	(511)	(337)
Less principal payments on capital leases	(4)	(3)	(9)	(11)

Free Cash Flow	$1,108	$800	$1,663	$1,997

TIME WARNER INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   DESCRIPTION OF BUSINESS

Time Warner Inc. (“Time Warner”) is a leading media and entertainment company, whose businesses include television networks, filmed entertainment and publishing. Time Warner classifies its operations into three reportable segments: Networks: consisting principally of cable television networks and multi-channel premium pay television services that provide programming; Filmed Entertainment: consisting principally of feature film, television, home video and interactive videogame production and distribution; and Publishing: consisting principally of magazine publishing.

Note 2.   INTERSEGMENT TRANSACTIONS

Revenues recognized by Time Warner’s segments on intersegment transactions are as follows (millions):

	Three Months Ended		Nine Months Ended
	9/30/11	9/30/10	9/30/11	9/30/10

Intersegment Revenues
Networks	$17	$24	$60	$63
Filmed Entertainment	296	277	658	589
Publishing	13	3	37	9

Total intersegment revenues	$326	$304	$755	$661

Note 3.   FILMED ENTERTAINMENT HOME VIDEO AND ELECTRONIC DELIVERY REVENUES

Home video and electronic delivery of theatrical and television product revenues are as follows (millions):

	Three Months Ended		Nine Months Ended
	9/30/11	9/30/10	9/30/11	9/30/10

Home video and electronic delivery of theatrical product revenues	$421	$534	$1,670	$1,780
Home video and electronic delivery of television product revenues	161	215	419	501